UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 17, 2007 (January 16, 2007 )
Date of Report (Date of earliest event reported)

INNOFONE.COM, INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada	0-31949	98-0202313
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1431 Ocean Avenue, Suite 1100
Santa Monica, CA 90401

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (310) 458-3233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements in this Current Report on Form 8-K (including the exhibit) that are not purely historical facts, including statements regarding Innofone's beliefs, expectations, intentions or strategies for the future, may be "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, introduction of products in a timely fashion, market acceptance of new products, cost increases, fluctuations in and obsolescence of inventory, price and product competition, availability of labor and materials, development of new third-party products and techniques that render Innofone’s products obsolete, delays in obtaining regulatory approvals, potential product recalls and litigation. Risk factors, cautionary statements and other conditions which could cause Innofone's actual results to differ from management's current expectations are contained in Innofone's filings with the Securities and Exchange Commission. Innofone undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 16, 2007, Innofone.com, Incorporated (the “Company” or “Innofone”) issued a promissory note to Lakewood Group LLC (“Lakewood”) in the principal amount of $1,000,000 for the purchase price of $800,000 (the “Note”). The Maturity Date of the Note is September 16, 2007. Cash amortizing payments of the outstanding principal amount of the Note commence on the fifth month anniversary date of the Note and on the same day of each month thereafter (each a “Repayment Date”) until the principal amount has been repaid in full. On each Repayment Date, the Company shall make payments to Lakewood in the amount of twenty-five percent (25%) of the principal amount, and any other amounts. In the event of default by the Company, the Company will be required to pay interest on the principal amount equal to fifteen percent (15%) per annum (calculated on a 360 day year). The Company has the option to prepay the Note in an amount equal to 110% of the purchase price, no sooner than thirty (30) days from the Note issuance date. Further, in the event that the Company raises funds from the sale of debt instruments, equity instruments or instruments convertible into equity in excess of $2,500,000 of gross proceeds (“Excess Proceeds”), then the Maturity Date of the Note with respect to an amount of principal amount equal to the Excess Proceeds shall be automatically accelerated to the fifth business day after the date the Company receives the actual or beneficial Excess Proceeds and the Company must use such Excess Proceeds to pay amounts payable under this Note.

In connection with the issuance of the Note, Mr. Alex Lightman, the Company’s President and Chief Executive Officer: (i) pledged, pursuant to s Stock Pledge Agreement, 4,000,000 shares of his common stock to Lakewood as security for the Company’s obligation under the Note; and (ii) guaranteed, pursuant to a Guaranty, all obligations under the Note and Subscription Agreement.

A copy of the Note, Subscription Agreement and Stock Purchase Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively.

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investor was an “accredited investor” and/or qualified institutional buyers, the Investor had access to information about the Company and its investment, the Investor took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Further, Mr. Lightman entered into a Stock Purchase Agreement with the Company and Lakewood providing for the sale of 825,000 shares of Mr. Lightman’s common stock to Lakewood pursuant to the terms and conditions of that agreement.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION.

See Item 1.01 above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

See Item 1.01 above.

ITEM 8.01 OTHER EVENTS.

See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.
Exhibit Number	Description
10.1	Promissory Note issued to Lakewood Group LLC, dated January 16, 2007*
10.2	Subscription Agreement between Innofone.com, Incorporated and Lakewood Group LLC, dated January 16, 2007*
10.3	Stock Purchase Agreement by and between Innofone.com, Incorporated, Alex Lightman and Lakewood Group LLC, dated January 16, 2007*

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INNOFONE.COM, INCORPORATED
By:	/s/ Alex Lightman Chief Executive Officer and President

January 17, 2007